Exhibit 1.1

AU Optronics Corp.

740,000,000 Common Shares (par value NT$10 per share)

represented by 74,000,000 American Depositary Shares

Form of Underwriting Agreement

New York, New York

            , 2013

Citigroup Global Markets Limited

Citigroup Centre

33 Canada Square

Canary Wharf

London, E14 5LB

United Kingdom

UBS AG (Hong Kong Branch)

52/F, Two International Financial Centre

8 Finance Street, Central

Hong Kong S.A.R.

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

AU Optronics Corp., a corporation organized under the laws of the Republic of China (the “Company”), proposes to sell to the several Underwriters, for whom you (the “Representatives”) are acting as representatives, 74,000,000 American Depositary Shares (“ADSs”) representing 740,000,000 common shares, par value NT$10 per share (“Common Shares”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Shares”). The Company also proposes to grant to the Underwriters an option to purchase up to 6,000,000 American Depositary Shares representing 60,000,000 additional Common Shares to cover over-allotments (the “Option Shares” and together with the Underwritten Shares, the “Shares”).

The Representatives have also advised the Company that the Shares to be sold by the Company hereunder shall be deposited by the Company pursuant to the Deposit Agreement, dated as of May 29, 2002, as amended on February 15, 2006 (the “Deposit Agreement”), among the Company, Citibank N.A., as depositary (the “Depositary”) and all holders and beneficial owners from time to time of the ADSs. Upon deposit of any Common Shares, the Depositary will issue ADSs representing the Shares so deposited. The ADSs may be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent 10 Common Shares and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten Securities”, “Option Securities”, and “Securities” shall be deemed to refer, respectively, to Underwritten Shares, Option Shares, and Shares as well as, in each case, to any ADSs representing such securities.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used in this Underwriting Agreement shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final

Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 24 hereof.

1. Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(c) The Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(g) The Company has filed with the Commission a registration statement (file number 333-170665) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADS Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) Upon issuance by the Depositary of ADSs against deposit of Underlying Shares (initially in the form of a certificate of payment that represents the irrevocable right to receive the Shares (the “Certificate of Payment”)) in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and persons in whose names the ADSs are registered will be entitled to the rights specified in the Deposit Agreement and if issued as certificated ADSs to the rights specified in the ADR evidencing such ADSs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Underwriting Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, subject to the terms of the Deposit Agreement, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(i) Other than as set forth in the Disclosure Package and the Final Prospectus and so long as this Underwriting Agreement, the Certificate of Payment, the cross receipt and any other documents which are deemed “receipts for monetary payments” under the Republic of China (the “ROC”) Stamp Duty Law are executed outside of the ROC, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes (except such income taxes as may be imposed by the ROC government or any political subdivision or taxing authority thereof or therein on payments hereunder to any Underwriter, or on payments under the Deposit Agreement to the Depositary, where the net income of such Underwriter or of the Depositary is subject to tax by the ROC government or withholding, if any, with respect to any such income tax) are payable by or on behalf of the Underwriters or the Depositary to the ROC government or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance and delivery of the Certificate of Payment or the sale and delivery of the Shares in the manner contemplated by the Final Prospectus and this Underwriting Agreement, (B) the deposit with the Depositary or its custodian of the Certificate of Payment or the Underlying Shares against issuance of the ADSs or (C) the sale and delivery outside the ROC by the Underwriters of the ADSs, as contemplated herein.

(j) Except as described in each of the Disclosure Package and the Final Prospectus, all cash dividends and other distributions declared and payable on the Common Shares may under current the ROC laws and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in the ROC in New Taiwan Dollars and may be converted into foreign currency that may be transferred out of the ROC in accordance with the Deposit Agreement.

(k) The Company believes it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its latest fiscal year ended December 31, 2012 and does not expect to become a PFIC in the foreseeable future.

(l) Since December 31, 2012 (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) there has not been any change in the capital stock or any material change in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock, other than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and (iii) there has not been any change, or any development involving a prospective change, that would, individually or in the aggregate, have a material adverse effect on the condition, financial, operational, legal or otherwise, or in the earnings, properties, management, results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus.

(m) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(n) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation, and where applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and where applicable, is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(o) The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth in the Disclosure Package and the Final Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as set forth in the Disclosure Package and the Final Prospectus, all of the issued and outstanding Common Shares have been duly listed and admitted for trading on the Taiwan Stock Exchange (“TSE”); subject to the approval from the TSE, the Shares will be duly listed and admitted for trading on TSE on the fifth ROC business day after the Closing Date; the ADSs being sold under this Underwriting Agreement by the Company are duly listed, and admitted and authorized for trading; and except as otherwise disclosed in the Disclosure Package and the Final Prospectus, there are no restrictions on subsequent transfers of the Common Shares or the ADSs under the laws of the ROC and of the United States; and no options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding, except as set forth in the Disclosure Package and the Final Prospectus.

(p) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the Disclosure Package) is true and correct in all material respects. All of the Securities conform (or will conform at the Closing Date) to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. The authorized capital conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement and the Prospectus (and any similar section or information contained in the Disclosure Package).

(q) The Company has full right, power and authority to execute and deliver each of this Underwriting Agreement and the Deposit Agreement, and to perform its obligations hereunder and thereunder.

(r) This Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(s) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding instrument enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Deposit Agreement conforms to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(t) All consents, approvals, authorizations, orders, registrations, clearances and qualifications (collectively, the “Government Authorization”) of or with any court or governmental agency or body or any self-regulating authority, body or committee or any stock exchange authority (each, a “Governmental Agency”) having jurisdiction over the Company or any of its properties required for the issuance and sale of the Securities, the deposit of Common Shares with the Depositary for issuance of ADSs, or the execution, delivery and performance by the Company of its obligations under this Underwriting Agreement and the Deposit Agreement and of the transactions contemplated herein and therein have been obtained and are in full force and effect except for the following:

(i) the approvals of the ROC Financial Supervisory Commission (the “FSC”) and the ROC Central Bank of the Republic of China (Taiwan) (the “CBC”), which approvals have been duly obtained and are in full force and effect and true and correct copies of which have been furnished to the Representatives; and the notification, reports to or filings with and approval of the CBC for foreign exchange settlement and payments contemplated by the Deposit Agreement; and

(ii) the public announcements, notifications, reports to, registration, filings and approvals required under the ROC Guidelines for Issue and Offer of Overseas Securities by Issuers, the ROC Securities and Exchange Law, the ROC Company Law, the ROC Statute for Establishment and Administration of Science Parks, the ROC Regulations Governing Securities Investment by Overseas Chinese and

Foreign Nationals, the ROC Regulations Governing Securities Investment and Futures Trading In Taiwan by Mainland Area Investors or the Statute for Investment by Foreign Nationals or as required by the FSC, the CBC, or the TSE to be complied with by the Company as a company listed on the TSE.

(u) Prior to the date hereof, neither the Company nor any of its Affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(v) The Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than Common Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(w) The execution, delivery and performance of this Underwriting Agreement and the Deposit Agreement, the consummation of the transactions contemplated herein and in the Disclosure Package and the Final Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”), compliance by the Company with all of the provisions of the Deposit Agreement and this Underwriting Agreement, and the deposit of the Common Shares (initially in the form of a Certificate of Payment) with the Depositary (or the Custodian) against issuance of the ADSs, have been duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage or loan agreement or any other material contract, agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any subsidiary is subject or other instrument binding upon the Company, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation, by-laws or other constituent documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree applicable to the Company or its subsidiaries of any court or Governmental Agency, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations.

(x) The statements set forth in the Disclosure Package and the Final Prospectus under the caption “Description of Common Shares” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Common Shares and the ADS, under the caption “Taxation” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws, documents and other matters referred to therein and subject to the limitations, qualifications and assumptions set forth therein, are accurate, complete and fair in all material respects.

(y) Except as set forth in the Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, or to the knowledge of the Company, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, or any arbitration proceeding now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, or the directors or officers of the Company or any of its subsidiaries, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Underwriting Agreement or the performance by the Company of its obligations hereunder.

(z) Except as described in the Disclosure Package and the Final Prospectus, the Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Disclosure Package and the Final Prospectus, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, franchise, permit, authorization, approval, order or concessions which if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a Material Adverse Effect.

(aa) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) KPMG which has audited certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company within the meaning of applicable published rules and regulations promulgated by the accounting profession in ROC.

(cc) The consolidated financial statements of the Company and its consolidated subsidiaries (including the notes thereto) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, and present fairly and accurately in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the ROC (collectively, “ROC GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(dd) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Company’s internal controls over financial reporting that have not been remediated.

(ee) Except as set forth in the Disclosure Package and the Final Prospectus, the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the environment or use, disposal or release or protection of human exposure to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) Each of the Company and its subsidiaries owns, possesses or has valid licenses in full force and effect or otherwise has the legal right to use, or believes it or its subsidiaries can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business currently operated by them, except for such failures that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and to the best knowledge of the Company after due inquiry, none of the Company or any of its subsidiaries is infringing, has infringed or has received any written notice of infringement of or conflict with the asserted rights of others with respect to any of the foregoing, which notice or claim remains in dispute, and there are no facts or circumstances which would render any of the foregoing invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except for such infringement that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and other than as set forth in the Disclosure Package and the Final Prospectus.

(gg) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh) No material labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s best knowledge, is threatened or imminent except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(ii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as it believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments except as would not, individually or in the aggregate, have a Material Adverse Effect; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) None of the Company, its subsidiaries or any director or officer of the Company or its subsidiaries, or to the knowledge of the Company, any Affiliate, employee or agent is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act of 2010 or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency of the ROC, the United States, the United Kingdom and the jurisdictions of their incorporation, including, without limitation, using any corporate funds directly or indirectly for any unlawful contribution, gift, entertainment or other unlawful payment to any political party, foreign or domestic government official, candidate or employee or third party from corporate funds, and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries and, to the knowledge of the Company, its Affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(kk) (A) None of the Company, its subsidiaries or any director or officer of the Company or its subsidiaries, or to the knowledge of the Company, any Affiliate, employee or agent: (i) currently does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) or involving any individual or entity included on any list of terrorists or terrorist organizations maintained by the United Nations, the European Union and or the countries in which the Company and its Affiliates operate (collectively, the “Sanctions”); (ii) supports or facilitates or plans to support or facilitate or otherwise get involved with any such business or project, in each case other than as permitted under the Sanctions; (iii) is subject to any of the Sanctions; or (iv) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of the Sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; and (C) the proceeds from the offering of the Securities contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering statutes of the ROC, the United States, the United Kingdom and the jurisdictions of their incorporation, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any such governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) There is and has been no failure on the part of the Company or its subsidiaries or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(oo) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(pp) Neither the Company nor any of its subsidiaries is or with the giving of notice or lapse of time or both, will be, (a) in violation of its articles of incorporation, by-laws or other constituent documents, (b) in violation of or in default under any loan agreement, credit agreement, pledge agreement, letter of credit, or any other instrument evidencing indebtedness to which it is a party, by which it, or any of its properties, is bound, or to which any of its properties is subject, or (c) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party, by which it, or any of its properties, is bound, or to which any of its properties is subject, except for such violations and defaults in clauses (b) and (c) above that have been disclosed in the Disclosure Package and the Final Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect.

(qq) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders; and there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities.

(rr) The ADSs have been approved for listing on the NYSE, subject only to the official notice of issuance. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the ADSs from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(ss) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Final Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the material requirements of the Act and the Rules and Regulations.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$             per ADS, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I to this Underwriting Agreement.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 60,000,000 Option Shares represented by 6,000,000 ADSs at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised in whole or in part at any time before the Closing Date upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised before the Closing Date) shall be made at 9:00 AM, New York City time, on             , 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being called in this Underwriting Agreement the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements.

The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADS Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADS Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, the ADS Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADS Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADS Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADS Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Common Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Common Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and the shareholder subject to the restricted period pursuant to the lock-up letters described in Section 7(o) hereof with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or the ADSs.

(i) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Securities and on the execution and delivery of this Underwriting Agreement (except such income taxes that may be imposed by the ROC government or any political subdivision or taxing authority thereof or therein on any Underwriter whose net income is subject to tax by the ROC or withholding, if any, with respect to any such income tax).

(l) The Company will not engage, directly or indirectly, in any other activities that would result in such breach of U.S. Sanctions or any embargos or sanctions regulations imposed by the United Nations. For the purposes of this paragraph, “U.S. Sanctions” include all U.S. sanctions or regulations issued or administered by the OFAC, all U.S. regulations codified in Chapter V of title 31, U.S. Code of Federal Regulations, all U.S. regulations issued under the authority of the Trading with the Enemy Act, the International Emergency Economic Powers Act, the International Security and Development Cooperation Act, the Antiterrorism and Effective Death Penalty Act, the Cuban Liberty and Democratic Solidarity (Libertad) Act, or the United Nations Participation Act, the aforementioned statutes themselves, and all orders, licenses or rules issued under the authority of any of the foregoing.

6. Certain Agreements of the Underwriters. Each Underwriter (i) has appointed a business agent in the ROC and such appointment has been registered with the ROC taxation authorities and covers the transactions contemplated in this Underwriting Agreement herein; or (ii) has branch office(s) in Taiwan and such branch office will file the tax return for such Underwriter in connection with the transactions contemplated in this Underwriting Agreement; or (iii) has entered into a side letter with the Company with respect to the withholding tax on the compensation paid to such Underwriter in connection with the transactions contemplated in this Underwriting Agreement.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Underwriting Agreement as of the Execution Time and the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Underwriting Agreement and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Representatives shall have received on the Closing Date, the opinions and disclosure letter of Davis Polk & Wardwell LLP, special United States counsel for the Company, dated the Closing Date, addressed to the Underwriters, in the form agreed upon by the Representatives and such counsel.

(c) The Representatives shall have received on the Closing Date, the opinions and disclosure letter of Russin & Vecchi, ROC counsel for the Company, dated the Closing Date, addressed to the Underwriters, in the form agreed upon by the Representatives and such counsel.

(d) The Representatives shall have received on the Closing Date, such opinions of Jingtian & Gongcheng, special People’s Republic of China counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Representatives shall have received from Simpson Thacher & Bartlett, special United States counsel for the Underwriters, such opinions and disclosure letter, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Representatives shall have received from Lee and Li, Attorneys-at-Law, special ROC counsel for the Underwriters, such disclosure letter, opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Representatives shall have received on the Closing Date, such opinion or opinions dated the Closing Date, of Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, in their respective form agreed upon by the Representatives and such counsel.

(h) The Representatives shall have received, on each of the date hereof or as soon as practicable thereafter, the Closing Date, a letter dated the date hereof or as soon as practicable thereafter, the Closing Date, in form and substance satisfactory to the Representatives, of KPMG confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the Disclosure Package and the Final Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(i) The Representatives shall have received on and as of the Closing Date a certificate of the Chief Executive Officer, Chief Financial Officer, Treasurer or any executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(k) The Deposit Agreement shall be in full force and effect.

(l) The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Custodian of the Certificate of Payment in respect of which ADSs to be purchased by the Underwriters on the Closing Date are to be issued, and the issuance and delivery of such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives reasonably request.

(m) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from Qisda Corporation addressed to the Representatives.

(n) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters under this Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Simpson Thacher & Bartlett, counsel for the Underwriters, at 35/F ICBC Tower, 3 Garden Road Central, Hong Kong S.A.R., on the Closing Date.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for in this Underwriting Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses incurred (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADS Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADS Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under this Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADS Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default under this Underwriting Agreement.

11. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended by the Commission or the Taiwan Stock Exchange or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the Taiwan Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State or ROC authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or the ROC of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Underwriting Agreement, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Underwriting Agreement.

13. Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be delivered to Citigroup Global Markets Limited, Citigroup Centre, 33 Canada Square, Canary Wharf, London, E14 5LB, United Kingdom, Attn: General Counsel and UBS AG (Hong Kong branch), 52/F, Two International Financial Centre, 8 Finance Street, Central, Hong Kong S.A.R., Attn: General Counsel; or, if sent to the Company, will be delivered to the address of the Company set forth in the Final Prospectus, attention of the Legal Department.

14. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation under this Underwriting Agreement.

15. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Jurisdiction. Each of the Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed National Corporate Research, Ltd. acting through its office at 10 East 40th Street, 10th Floor, New York, NY 10016, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the

Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the ROC.

The provisions of this Section 18 shall survive any termination of this Underwriting Agreement, in whole or in part.

19. Currency. Each reference in this Underwriting Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of each of the Company in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

21. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

22. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

24. Definitions. The terms that follow, when used in this Underwriting Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADS Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Affiliates” shall mean the term as defined in Rule 501(b) under the Act, collectively, “Affiliates” and each, an “Affiliate.”

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or the ROC.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) the pricing information set forth in Schedule II hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“New York Courts” shall mean the U.S. Federal or State courts located in the City of New York, New York.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Representatives” shall mean the addressees of the Underwriting Agreement.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Securities” shall mean the Underwritten Securities and the Option Securities.

“Shares” shall mean the Underwritten Shares and the Option Shares.

“Subsidiaries” shall mean the subsidiaries of the Company listed in Exhibit 8.1 of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2012.

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

“Underwriting Agreement” shall mean this agreement relating to the sale of the Securities by the Company to the Underwriters.

“Underwriters” shall mean the several underwriters named in Schedule I to the Underwriting Agreement.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

[Signature Page Follows]

Very truly yours,

AU OPTRONICS CORP.

By:
Name:
Title:

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS LIMITED

By:
Name:
Title:

UBS AG (HONG KONG BRANCH)

By:
Name:
Title:

By:
Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Limited	ADSs
UBS AG (Hong Kong branch)	ADSs
Australia and New Zealand Banking Group Limited, Hong Kong Branch	ADSs
ING Bank N.V.	ADSs
Mizuho Securities Asia Limited	ADSs
Standard Chartered Securities (Hong Kong) Limited	ADSs

Total	ADSs

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

[List all FWPs included in the Disclosure Package]

Pricing Information: US$             per ADS

Form of Lock-Up Agreement	EXHIBIT A

AU Optronics Corp.

Public Offering of Common Shares represented by American Depositary Shares

            , 2013

Citigroup Global Markets Limited

Citigroup Centre

33 Canada Square

Canary Wharf

London, E14 5LB

United Kingdom

UBS AG (Hong Kong Branch)

52/F, Two International Financial Centre

8 Finance Street, Central

Hong Kong S.A.R.

As Representatives of the several Underwriters

named in Schedule I of the Underwriting Agreement

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between AU Optronics Corporation, a Republic of China corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of              Common Shares, par value NT$10 per share, of the Company, represented by American Depositary Shares (“ADSs”) (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Common Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement. The Representatives acknowledge that you have already pledged              Common Shares for outstanding syndicated loans as of the date of this agreement.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature, Name and Address]